EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the filing of the Annual Report of Jo-Ann Stores, Inc. (the “Company”) on Form 10-K for the year-ended January 28, 2006, as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 13, 2006

/s/ Alan Rosskamm
Alan Rosskamm President and Chief Executive Officer

/s/ James Kerr
James Kerr Vice President, Chief Accounting Officer
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.